MERRILL LYNCH MUNICIPAL SERIES TRUST

CERTIFICATION OF AMENDMENT

TO DECLARATION OF TRUST

The undersigned, constituting at least a majority of the Trustees of Merrill Lynch Municipal Series Trust (the “Trust”), a business trust organized under the laws of Massachusetts, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Documents”), do hereby amend the Trust Documents as follows:

1.	The name of the Trust is hereby changed from Merrill Lynch Municipal Series Trust to BlackRock Municipal Series Trust, and all references to the name of the Trust in the Trust Documents are hereby accordingly amended.

2.	The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Documents are hereby amended accordingly:

Current Series Name	New Series Name
Merrill Lynch Municipal Intermediate Term Fund	BlackRock Intermediate Municipal Fund

This Amendment shall become effective on September 29, 2006.

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the                      day of                                         , 2006.

Robert C. Doll, Jr. (Trustee)	Ronald W. Forbes (Trustee)
800 Scudders Mill Road	58 Euclid Avenue
Plainsboro, NJ 08536	Delmar, NY 12054

Cynthia A. Montgomery (Trustee)	Jean Margo Reid (Trustee)
200 Clifton Street	20 East 9th Street, 21C
Belmont, MA 02478	New York, NY 11937

Roscoe S. Suddarth (Trustee)	Richard R. West (Trustee)
7403 MacKenzie Court	54 West Lightning “W” Ranch Road
Bethesda, MD 20817	Washoe Valley, NV 89704

Edward D. Zinbarg (Trustee)
5 Hardwell Road
Short Hills, NJ 07078

The Declaration of Trust establishing MERRILL LYNCH MUNICIPAL SERIES TRUST, dated the 14th of August, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH MUNICIPAL SERIES TRUST shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.

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